EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos: 333-258182 on Form S-3 and Registration Statement Nos: 333-164614, 333-167770, 333-190220, 333-211737 and 333-238093 on Form S-8 of our reports dated February 16, 2022, relating to the financial statements of TrueBlue, Inc. and the effectiveness of TrueBlue, Inc’s internal control over financial reporting appearing in this Annual Report on Form 10-K of TrueBlue, Inc. for the year ended December 26, 2021.
/s/ Deloitte & Touche LLP
Seattle, Washington
February 16, 2022